Wiley Reports Fourth Quarter and Fiscal Year 2020 Results
June 11, 2020 - Hoboken, NJ – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global leader in research and education, today announced results for the fourth quarter and fiscal year ended April 30, 2020.

FOURTH QUARTER 2020 SUMMARY
●	GAAP Results: Revenue of $475 million (-3%) and EPS of -$2.83, primarily due to impact of unusual items totalling -$3.49 per share, including non-cash goodwill and trade name impairments
●	Adjusted Results (at constant currency): Revenue -2%, EBITDA -23%, and EPS -44%, mainly reflecting the COVID-19 impact on print books, test prep, and corporate training
●	Strong momentum in Open Access research publishing and digital courseware
●	Addition of four new university partners in Education Services (Drake University, University of Iowa, Methodist University, and Point University)

FISCAL YEAR 2020 SUMMARY
●	GAAP results: Revenue of $1,831 million, and EPS of -$1.32 primarily due to fourth quarter non-cash goodwill and trade name impairments
●	Adjusted results (at constant currency): Revenue +3%, EBITDA -8%, and EPS -21%
●	Free Cash Flow of $173 million, up $24 million (+16%) from prior year
●	Digital products and tech-enabled services rose to nearly 80% of total revenue

MANAGEMENT COMMENTARY
“I am proud of our team’s accomplishments during this difficult period, including the steady execution of our strategy to gain scale in research, accelerate digital courseware adoption, and expand our university partner base,” said Brian Napack, President and CEO.  “With the onset of the pandemic, our colleagues mobilized rapidly to help researchers rush critical peer-reviewed research to market and to enable our university partners to pivot quickly to online education.  Their work has been essential to ensure that scientific inquiry and essential education continue unabated through this period of health, economic and social crisis.”

Mr. Napack continued: "While the broad shutdown caused by COVID-19 has created near-term headwinds and uncertainty, our financial position is strong and our strategic plans are tightly aligned with important trends in peer-reviewed research and outcome-oriented online education which are continuing to progress through this crisis.”

FOURTH QUARTER PERFORMANCE

GAAP Measures Unaudited ($millions except for EPS)	Q4 2020	Q4 2019	Change
Revenue	$474.6	$491.2	(3%)
Diluted EPS	$(2.83)	$1.10	$(3.93)
Non-GAAP Measures	Q4 2020	Q4 2019	Change Constant Currency
Revenue	$474.6	$491.2	(2%)
Adjusted EBITDA	$92.8	$121.1	(23%)
Adjusted EPS	$0.66	$1.05	(44%)

Excluding acquisitions and currency impact, revenue declined 6% for the quarter.  Wiley recorded an unfavorable FX variance of $7.1 million in revenue, $0.4 million in Adjusted EBITDA, and $0.08 in Adjusted EPS.  FX had marginal impact on Free Cash Flow.

Revenue
●
Research Publishing & Platforms declined 3% as reported and 1% at constant currency with growth in open access offset by delays in renewing subscription agreements due to COVID-19 shutdowns and university disruption.

●
Academic & Professional Learning declined 17% as reported and 16% at constant currency mainly due to COVID-19 impact on print books (retail closures), test prep (cancelled exams), and corporate training (postponed on-site training).

●
Education Services increased 41% as reported and 42% at constant currency, driven by the three-month contribution from mthree (+$13 million) and organic growth of 16% in Online Program Management (OPM) services.

Adjusted EBITDA
●
Research Publishing & Platforms Adjusted EBITDA at constant currency was flat, reflecting higher investment in editorial resources to support increased publishing volume offset by business optimization savings.

●	Academic & Professional Learning Adjusted EBITDA at constant currency declined 49%, reflecting COVID-19 impact on revenue, as well as investments in acquisitions and other growth initiatives.
●	Education Services Adjusted EBITDA grew $5 million to $11 million due to revenue growth and savings from business optimization initiatives.
●	Corporate Expenses rose 15% to $45 million mainly due to higher employee costs driven by acquisitions.

EPS
●	GAAP EPS was a loss of $2.83 primarily due to non-cash, non-recurring charges in the quarter.
o
Goodwill Impairment in Education Services – approximately $110 million, or $1.95 per share in the Education Services segment.  The non-cash impairment of goodwill reflects performance below acquisition expectations and COVID-19-related headwinds.  Management remains confident in the segment’s strong growth and profit potential, which is enhanced by the current accelerated shift to online learning.

o
Trade Name Impairment in Research – approximately $90 million, or $1.32 per share related to the Blackwell trade name.  As a result of a decision to simplify Wiley’s brand portfolio and unify its research journal content under one Wiley brand, the Company has decided to sharply reduce its use of the Blackwell trade name, acquired in 2007.  The resulting non-cash impairment charge is wholly unrelated to COVID-19 or the expected future financial performance of the Research Publishing & Platforms segment.

●
Restructuring Charges of $15 million, or $0.20 per share, were related to the Company’s multi-year business optimization program, which is above prior estimates due to additional actions to mitigate the impact of COVID-19.

●	Adjusted EPS (-44%) reflected the adverse impact of COVID-19, investments in growth initiatives, including acquisitions, and higher interest expense.

Returns to Shareholders
●
Repurchased 325,000 shares for a total of $12 million at an average cost per share of $35.66.  In March, Wiley’s Board of Directors approved a new $200 million share repurchase authorization.  Given the economic uncertainty related to COVID-19, the Company has temporarily suspended share repurchases.

●	Paid cash dividends of $19 million ($0.34 per share).

FISCAL YEAR 2020 PERFORMANCE

GAAP Measures Unaudited ($millions except for EPS)	FY 2020	FY 2019	Change
Revenue	$1,831	$1,800	+2%
Diluted EPS	$(1.32)	$2.91
Net Cash Provided by Operating Activities	$288.4	$250.8	+15%
Non-GAAP Measures	FY 2020	FY 2019	Change Constant Currency
Revenue	$1,831	$1,800	+3%
Adjusted EBITDA	$355.8	$388.3	(8%)
Adjusted EPS	$2.40	$2.96	(21%)
Free Cash Flow Less Product Development Spending	$173.2	$149.2	+16%

Excluding acquisitions and currency impact, revenue was down 1%.  Wiley recorded an unfavorable FX variance of $19.8 million in revenue, $1.5 million in Adjusted EBITDA, $0.07 in Adjusted EPS.  FX had marginal impact on Free Cash Flow.

●
Revenue growth was driven by Research Publishing & Platforms (+1% as reported, +2% constant currency) and Education Services (+47% as reported, or +11% constant currency and excluding impact of acquisitions), partially offset by a decline in Academic & Professional Learning (-7% as reported, -9% at constant currency and excluding impact of acquisitions).

●	GAAP EPS loss was primarily due to fourth quarter impairment charges and full year restructuring charges totalling $3.29 and $0.43 per share, respectively.
●	Adjusted EPS decline was largely due to investment in growth initiatives, including acquisitions, the impact of COVID-19, and higher interest expense.
●	Adjusted EBITDA decline was due to investment in growth initiatives and the impact of COVID-19.
●	Liquidity and Balance Sheet: As of April 30, Wiley had $202 million of cash on hand and undrawn revolving credit in excess of $700 million. The Company’s net debt-to-EBITDA ratio was 1.6.
●	Net Cash Provided by Operating Activities rose 15% to $288 million, primarily due to improved working capital compared to prior year.
●
Free Cash Flow less Product Development Spending was $173 million, up $24 million over prior year. Capital Expenditures rose $14 million to $115 million primarily due to increased investment in technology-enabled products and services.

●
Acquisitions:  The Company spent $230 million on acquisitions in fiscal year 2020, including mthree (tech education and job placement), zybooks (digital courseware for STEM), Knewton (adaptive learning technology and digital courseware), certain Bio-Rad Informatics products (spectroscopy tool for corporate and government researchers), and Madgex (career center for researchers).

●
Returns to Shareholders:  The Company utilized approximately $77 million of cash for dividends and $47 million for share repurchases this year with an average per share cost of $43.05.  In March, Wiley’s Board of Directors approved a new $200 million share repurchase authorization.  Given the COVID-19 uncertainty, the Company has temporarily suspended the share repurchase program.

FISCAL YEAR 2021 OUTLOOK
The isolation measures related to COVID-19 continue to impact the Research and Education businesses, with uncertainties about student enrollments, university budgets, and corporate spending.  Wiley cannot confidently predict the extent or duration of the impact of the pandemic on its operating results and is therefore not providing a fiscal year 2021 outlook.

The CEO and Executive Leadership Team (ELT) have decided to take six-month base pay reductions of 30% and 15%, respectively.  In addition, the Board of Directors will reduce the cash-based portion of their annual retainers by similar amounts for a similar duration.  This compensation reduction is limited to the CEO, ELT and Board.

“We have implemented a number of belt-tightening measures in response to the economic slowdown,” said Mr. Napack.  “While not financially necessary, the Executive Leadership Team and Board of Directors are taking temporary pay reductions to share in the burden of cost reduction with our Wiley colleagues.  We believe that it’s the right thing to do given the significant impact of the COVID-19 crisis on our colleagues, customers and partners.”

Mr. Napack continued: “For over 200 years, Wiley has continued to thrive through operational discipline, strategic foresight and fiscal prudence, and we will continue to do so going forward,” said Mr. Napack.  “Over the near-term, our performance is substantially dependent upon the duration of the shutdown.  We will restore annual guidance when visibility returns.”

EARNINGS CONFERENCE CALL
Scheduled for today, June 11 at 10:00 a.m. (ET).  Access the webcast on Wiley.com, at  https://www.wiley.com/en-us/investors.  U.S. callers, please dial (844) 231-0103 and enter the participant code 8193099#.  International callers, please dial (216) 562-0402 and enter the participant code 8193099#.

ABOUT WILEY
Wiley drives the world forward with research and education.  Through publishing, platforms and services, we help researchers, professionals, students, universities, and corporations to achieve their goals in an ever-changing world.  And for more than 200 years, we have delivered consistent performance to all our stakeholders. The Company's website can be accessed at www.wiley.com.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Revenue,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted CTP,” “Free Cash Flow less Product Development Spending,” “organic revenue,” and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2020 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:
Brian Campbell
201.748.6874
brian.campbell@wiley.com

Media Contact:
Nadeen Ayala
201.748.6094
nayala@wiley.com

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2020	2019	2020	2019
Revenue, net	$474,617	$491,179	$1,831,483	$1,800,069
Costs and expenses:
Cost of sales	150,591	150,528	591,024	554,722
Operating and administrative expenses	261,122	246,234	997,355	963,582
Impairment of goodwill and intangible assets (3)	202,348	-	202,348	-
Restructuring and related charges (credits)	14,573	(444)	32,607	3,118
Amortization of intangibles	16,714	14,833	62,436	54,658
Total Costs and Expenses	645,348	411,151	1,885,770	1,576,080

Operating (Loss) Income	(170,731)	80,028	(54,287)	223,989
As a % of revenue	-36.0%	16.3%	-3.0%	12.4%

Interest expense	(5,786)	(4,371)	(24,959)	(16,121)
Foreign exchange transaction gains (losses)	4,534	(1,708)	2,773	(6,016)
Interest and other income	3,779	3,383	13,381	11,100
(Loss) Income Before Taxes	(168,204)	77,332	(63,092)	212,952

(Benefit) Provision for income taxes	(10,160)	14,090	11,195	44,689
Effective tax rate	6.0%	18.2%	-17.7%	21.0%
Net (Loss) Income	$(158,044)	$63,242	$(74,287)	$168,263
As a % of revenue	-33.3%	12.9%	-4.1%	9.3%

Weighed Average Number of Common Shares Outstanding
Basic	55,896	56,754	56,209	57,192
Diluted (4)	55,896	57,341	56,209	57,840

(Loss) Earnings Per Share
Basic	$(2.83)	$1.11	$(1.32)	$2.94
Diluted (4)	$(2.83)	$1.10	$(1.32)	$2.91

Notes:
(1) The supplementary information included in this press release for the three months and year ended April 30, 2020 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

In the three months ended April 30, 2020, we completed the acquisition of Madgex, which is included in our Research Publishing & Platforms segment results. We also completed two immaterial acquisitions, of which one is included in our Research Publishing & Platforms segment and one is included in our Education Services segment. In addition to the acquisitions completed in the three months ended April 30, 2020, in the year ended April 30, 2020, we completed the acquisitions of mthree, which is included in our Education Services segment results, Zyante Inc. ("Zybooks") and certain assets of Knewton, Inc. (“Knewton”), which are included in our Academic & Professional Learning segment results and three immaterial acquisitions, of which two are included in our Research Publishing & Platforms segment and one is included in our Academic & Professional Learning segment. In the year ended April 30, 2020, we used $230 million of cash for acquisitions.

(2) All amounts are approximate due to rounding.

(3) During the three months ended April 30, 2020, we identified an impairment in the goodwill of the Education Services segment primarily due to lower forecasted revenue and EBITDA performance, recent business performance compared to prior forecasts, including an impact of COVID-19 on student enrollments and university finances. As a result, we recorded a non-cash, pre-tax charge for impairment of goodwill of $110 million. In addition, we also recorded non-cash impairment charges related to certain intangible assets. This included $89.5 million pre-tax, $74.3 million, net of taxes related to the Blackwell trade name, which the Company acquired in 2007 within the Research Publishing & Platforms segment. This impairment reflects the Company’s decision to simplify Wiley’s brand portfolio that will sharply limit the use of the Blackwell trade name. We also recorded an impairment charge of $2.8 million pre-tax, $2.2 million, net of taxes related to a developed technology intangible asset within the Research Publishing & Platforms segment.

(4) In calculating diluted net (loss) earnings per common share for the three months and year ended April 30, 2020, our diluted weighted average number of common shares outstanding excludes the effect of unvested restricted stock units and other stock awards as the effect was anti-dilutive. This occurs when a U.S. GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP EPS to NON-GAAP ADJUSTED EPS - DILUTED
(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2020	2019	2020	2019
GAAP (Loss) Earnings Per Share - Diluted	$(2.83)	$1.10	$(1.32)	$2.91
Adjustments:
Impairment of goodwill (A)	1.95	-	1.94	-
Impairment of Blackwell trade name (A)	1.32	-	1.31	-
Impairment of developed technology intangible (A)	0.04	-	0.04	-
Restructuring and related charges (A)	0.20	-	0.43	0.04
Foreign exchange (gains) losses on intercompany transactions (A)	(0.01)	-	0.02	0.06
Impact of change in certain International tax rates in 2020 and US state tax rates in 2019 (B)	(0.03)	(0.05)	(0.03)	(0.05)
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation (C)	0.02	-	0.01	-
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.66	$1.05	$2.40	$2.96

Notes:
(A) The table below shows the net of tax impact of our adjustments to GAAP (Loss) Earnings Per Share noted above.
	Three Months Ended		Year Ended
	April 30,		April 30,
(amounts in millions)	2020	2019	2020	2019
Net of tax, impairment of goodwill	$110.0	$-	$110.0	$-
Net of tax, impairment of Blackwell trade name	$74.3	$-	$74.3	$-
Net of tax, impairment of developed technology intangible	$2.2	$-	$2.2	$-
Net of tax, charges related to the Business Optimization Program	$11.6	$-	$25.5	$-
Net of tax, (credits) charges related to the Restructuring and Reinvestment Program	$(0.7)	$(0.3)	$(0.9)	$2.4
Net of tax, foreign exchange transaction (gains) losses	$(0.3)	$0.1	$1.0	$3.4

(B)    In connection with the reduction in French tax rates in 2020 for the three months and year ended April 30, 2020, we recorded an income tax benefit of $1.9 million, or $(0.03) per share. In connection with the reduction in certain U.S. state tax apportionment factors in 2019, for the three months and year ended April 30, 2019, we recorded an income tax benefit of $2.9 million, or $(0.05) per share.

(C)    Represents the impact of using diluted weighted-average number of common shares outstanding (56.4 million and 56.7 million shares for the three months and year ended April 30, 2020, respectively) included in the Non-U.S. GAAP adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when U.S. GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2020 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP NET (LOSS) INCOME to NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2020	2019	2020	2019
Net (Loss) Income	$(158,044)	$63,242	$(74,287)	$168,263
Interest expense	5,786	4,371	24,959	16,121
(Benefit) Provision for income taxes	(10,160)	14,090	11,195	44,689
Depreciation and amortization	46,589	41,499	175,127	161,155
Non-GAAP EBITDA	(115,829)	123,202	136,994	390,228
Impairment of goodwill and intangible assets	202,348	-	202,348	-
Restructuring and related charges (credits)	14,573	(444)	32,607	3,118
Foreign exchange transaction (gains) losses	(4,534)	1,708	(2,773)	6,016
Interest and other income	(3,779)	(3,383)	(13,381)	(11,100)
Non-GAAP Adjusted EBITDA	$92,779	$121,083	$355,795	$388,262
Adjusted EBITDA margin	19.5%	24.7%	19.4%	21.6%

Notes:
(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2020 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended April 30,		Favorable (Unfavorable)
	2020	2019 (2)	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$240,547	$248,852	-3%	-2%
Research Platforms	10,652	8,936	19%	19%
Total Revenue, net	$251,199	$257,788	-3%	-1%

Contribution to (Loss) Profit	$(13,679)	$82,364	#	#
Adjustments:
Impairment of intangible assets	92,348	$-
Restructuring charges (credits)	500	(120)
Non-GAAP Adjusted Contribution to Profit	$79,169	$82,244	-4%	-3%
Depreciation and amortization	18,249	15,451
Non-GAAP Adjusted EBITDA	$97,418	$97,695	0%	0%
Adjusted EBITDA margin	38.8%	37.9%

Academic & Professional Learning:
Revenue, net
Education Publishing	$83,942	$94,948	-12%	-10%
Professional Learning	65,986	86,138	-23%	-22%
Total Revenue, net	$149,928	$181,086	-17%	-16%

Contribution to Profit	$5,422	$39,884	-86%	-86%
Adjustments:
Restructuring charges (credits)	5,324	(136)
Non-GAAP Adjusted Contribution to Profit	$10,746	$39,748	-73%	-73%
Depreciation and amortization	18,128	17,050
Non-GAAP Adjusted EBITDA	$28,874	$56,798	-49%	-49%
Adjusted EBITDA margin	19.3%	31.4%

Education Services:
Revenue, net
Education Services	$60,532	$52,305	16%	16%
mthree	12,958	-	100%	100%
Total Revenue, net	$73,490	$52,305	41%	42%

Contribution to (Loss) Profit	$(107,733)	$203	#	#
Adjustments:
Impairment of goodwill	110,000	-
Restructuring charges	2,053	15
Non-GAAP Adjusted Contribution to Profit	$4,320	$218	#	#
Depreciation and amortization	7,124	5,880
Non-GAAP Adjusted EBITDA	$11,444	$6,098	88%	87%
Adjusted EBITDA margin	15.6%	11.7%

Corporate Expenses:	$(54,741)	$(42,423)	-29%	-31%
Adjustments:
Restructuring charges (credits)	6,696	(203)
Non-GAAP Adjusted Corporate Expenses	$(48,045)	$(42,626)	-13%	-14%
Depreciation and amortization	3,088	3,118
Non-GAAP Adjusted EBITDA	$(44,957)	$(39,508)	-14%	-15%

Consolidated Results:
Revenue, net	$474,617	$491,179	-3%	-2%

Operating (Loss) Income	$(170,731)	$80,028	#	#
Adjustments:
Impairment of goodwill and intangible assets	202,348	-
Restructuring charges (credits)	14,573	(444)
Non-GAAP Adjusted Operating Income	$46,190	$79,584	-42%	-42%
Depreciation and amortization	46,589	41,499
Non-GAAP Adjusted EBITDA	$92,779	$121,083	-23%	-23%
Adjusted EBITDA margin	19.5%	24.7%

(1) The supplementary information included in this press release for the three months and year ended April 30, 2020 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) As previously announced, we have changed our segment reporting structure to align with our strategic focus areas: (1) Research Publishing & Platforms, which continues to include the Research publishing and Atypon businesses, (2) Academic & Professional Learning, which is the former “Publishing” segment combined with our corporate training businesses – previously noted as Professional Assessment and Corporate Learning; and (3) Education Services, which includes our Online Program Management and mthree training, upskilling and talent placement services for professionals and businesses. Prior period segment results have been revised to the new segment presentation. There were no changes to our consolidated financial results.

# Not meaningful

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
SEGMENT RESULTS
(in thousands)
(unaudited)
			% Change
	Year Ended April 30,		Favorable (Unfavorable)
	2020	2019 (2)	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$908,952	$903,249	1%	2%
Research Platforms	39,887	35,968	11%	11%
Total Revenue, net	$948,839	$939,217	1%	2%

Contribution to Profit	$169,119	$259,754	-35%	-35%
Adjustments:
Impairment of intangible assets	92,348	-
Restructuring charges	3,886	1,131
Non-GAAP Adjusted Contribution to Profit	$265,353	$260,885	2%	2%
Depreciation and amortization	69,495	60,889
Non-GAAP Adjusted EBITDA	$334,848	$321,774	4%	4%
Adjusted EBITDA margin	35.3%	34.3%

Academic & Professional Learning:
Revenue, net
Education Publishing	$352,188	$372,018	-5%	-4%
Professional Learning	298,601	331,285	-10%	-9%
Total Revenue, net	$650,789	$703,303	-7%	-6%

Contribution to Profit	$74,176	$146,265	-49%	-49%
Adjustments:
Restructuring charges	10,470	1,139
Non-GAAP Adjusted Contribution to Profit	$84,646	$147,404	-43%	-42%
Depreciation and amortization	69,807	68,126
Non-GAAP Adjusted EBITDA	$154,453	$215,530	-28%	-28%
Adjusted EBITDA margin	23.7%	30.6%

Education Services:
Revenue, net
Education Services	$214,376	$157,549	36%	36%
mthree	17,479	-	100%	100%
Total Revenue, net	$231,855	$157,549	47%	48%

Contribution to Loss	$(117,515)	$(13,272)	#	#
Adjustments:
Impairment of goodwill	110,000	-
Restructuring charges	3,671	389
Non-GAAP Adjusted Contribution to Loss	$(3,844)	$(12,883)	70%	70%
Depreciation and amortization	24,131	18,117
Non-GAAP Adjusted EBITDA	$20,287	$5,234	#	#
Adjusted EBITDA margin	8.7%	3.3%

Corporate Expenses:	$(180,067)	$(168,758)	-7%	-8%
Adjustments:
Restructuring charges	14,580	459
Non-GAAP Adjusted Corporate Expenses	$(165,487)	$(168,299)	2%	1%
Depreciation and amortization	11,694	14,023
Non-GAAP Adjusted EBITDA	$(153,793)	$(154,276)	0%	-1%

Consolidated Results:
Revenue, net	$1,831,483	$1,800,069	2%	3%

Operating (Loss) Income	$(54,287)	$223,989	#	#
Adjustments:
Impairment of goodwill and intangible assets	202,348	-
Restructuring charges	32,607	3,118
Non-GAAP Adjusted Operating Income	$180,668	$227,107	-20%	-20%
Depreciation and amortization	175,127	161,155
Non-GAAP Adjusted EBITDA	$355,795	$388,262	-8%	-8%
Adjusted EBITDA margin	19.4%	21.6%
# Not meaningful

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	April 30,	April 30,
	2020	2019 (2)
Assets:
Current Assets
Cash and cash equivalents	$202,464	$92,890
Accounts receivable, net (2)	309,384	306,631
Inventories, net	43,614	35,582
Prepaid expenses and other current assets	59,465	67,441
Total Current Assets	614,927	502,544

Product Development Assets, net	53,643	62,470
Royalty Advances, net	36,710	36,185
Technology, Property and Equipment, net	298,005	289,021
Intangible Assets, net	807,405	865,572
Goodwill	1,116,790	1,095,666
Operating Lease Right-of-Use Assets (3)	142,716	-
Other Non-Current Assets	98,598	97,308
Total Assets	$3,168,794	$2,948,766

Liabilities and Shareholders' Equity:
Current Liabilities
Accounts payable	$93,691	$90,980
Accrued royalties	87,408	78,062
Short-term portion of long-term debt	9,375	-
Contract liabilities (2)	520,214	519,129
Accrued employment costs	108,448	97,230
Accrued income taxes	13,728	21,025
Short-term portion of operating lease liabilities (3)	21,810	-
Other accrued liabilities	72,595	75,900
Total Current Liabilities	927,269	882,326
Long-Term Debt	765,650	478,790
Accrued Pension Liability	187,969	166,331
Deferred Income Tax Liabilities	119,127	143,775
Operating Lease Liabilities (3)	159,782	-
Other Long-Term Liabilities	75,373	96,197
Total Liabilities	2,235,170	1,767,419
Shareholders' Equity	933,624	1,181,347
Total Liabilities and Shareholders' Equity	$3,168,794	$2,948,766

(1) The supplementary information included in this press release for April 30, 2020 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) As previously disclosed, during the third quarter of 2020, the Company identified an immaterial error within its Condensed Consolidated Statements of Financial Position, including the results for the fiscal year ended April 30, 2019. Certain consideration received for services not yet performed, mainly for annual subscription licensing revenue agreements, was presented as a reduction to accounts receivable, net, rather than an increase to contract liabilities. The correction increases accounts receivable, net and increases contract liabilities by approximately $11.8 million for the fiscal year ended April 30, 2019. There was no impact on revenue, net, operating income, net income, earnings per share, or net cash provided by operating activities or the Condensed Consolidated Statements of Cash Flow. Management has evaluated all relevant quantitative and qualitative factors and has concluded that the error is not material to the Condensed Consolidated Statements of Financial Position for the previously reported periods. The Company has revised its accompanying Condensed Consolidated Statements of Financial Position to correct this for the fiscal year ended April 30, 2019. This immaterial error did not impact the April 30, 2020 Condensed Consolidated Statements of Financial Position.

(3) We adopted ASU 2016-02, "Leases (Topic 842)” on May 1, 2019 using the required modified retrospective approach, whereby we used the effective date as the date of initial application and therefore, previously reported financial information was not updated.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Year Ended
	April 30,
	2020	2019
Operating Activities:
Net (loss) income	$(74,287)	$168,263
Impairment of goodwill and intangible assets	202,348	-
Amortization of intangibles	62,436	54,658
Amortization of product development assets	35,975	37,079
Depreciation and amortization of technology, property, and equipment	76,716	69,418
Other non-cash charges and credits	65,691	20,737
Net change in operating assets and liabilities	(80,444)	(99,324)
Net Cash Provided By Operating Activities	288,435	250,831

Investing Activities:
Additions to technology, property, and equipment	(88,593)	(77,167)
Product development spending	(26,608)	(24,426)
Businesses acquired in purchase transactions, net of cash acquired	(229,629)	(190,415)
Acquisitions of publication rights and other	(1,840)	(9,494)
Net Cash Used in Investing Activities	(346,670)	(301,502)

Financing Activities:
Net debt borrowings	303,772	120,074
Cash dividends	(76,658)	(75,752)
Purchase of treasury shares	(46,589)	(59,994)
Other	(7,848)	(1,923)
Net Cash Provided By (Used In) Financing Activities	172,677	(17,595)

Effects of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(4,943)	(8,443)

Change in Cash, Cash Equivalents and Restricted Cash for Period	109,499	(76,709)

Cash, Cash Equivalents and Restricted Cash - Beginning	93,548	170,257
Cash, Cash Equivalents and Restricted Cash - Ending	$203,047	93,548

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

	Year Ended
	April 30,
	2020	2019
Net Cash Provided By Operating Activities	$288,435	$250,831
Less: Additions to technology, property, and equipment	(88,593)	(77,167)
Less: Product development spending	(26,608)	(24,426)
Free Cash Flow less Product Development Spending	$173,234	$149,238

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1) The supplementary information included in this press release for the year ended April 30, 2020 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
● Adjusted Earnings Per Share (“Adjusted EPS”);
● Free Cash Flow less product development spending;
● Adjusted Revenue;
● Adjusted Operating Income and margin;
● Adjusted Contribution to Profit ("CTP") and margin;
● EBITDA and Adjusted EBITDA and margin;
● Organic revenue;
● Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under U.S. GAAP.

The Company presents these non-GAAP performance measures in addition to U.S. GAAP financial results because it believes that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose. For example:

●        Adjusted EPS, Adjusted Revenue, Adjusted Operating Income, Adjusted Contribution to Profit, Adjusted EBITDA and organic revenue provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

●         Free Cash Flow less product development spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common dividends and fund share repurchases and acquisitions.

●        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance before the impact of foreign currency (or at “constant currency”), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.